Exhibit 23





                          INDEPENDENT AUDITORS' CONSENT





We consent to the incorporation by reference in Registration Statements No. 2-88699, No. 33-4542 and No. 33-11657 on Form S-8, of our reports dated November 8, 1995 (which includes an explanatory paragraph regarding an uncertainty relating to litigation described in Note 8 of the consolidated financial statements) appearing in and incorporated by reference in the Annual Report on Form 10-K of Piper Jaffray Companies Inc. for the fiscal year ended September 30, 1995.





/s/ Deloitte & Touche LLP


Minneapolis, Minnesota
December 26, 1995